Exhibit 23.5

Consent of Qualified Person
In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures §229.1302(b)(4)(iv)

Report Description
Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)
Piedmont Lithium Inc.
(“Company”)
Carolina Lithium Project
(“Deposit”)
February 27, 2023
(“Date of Report”)
Statement
I, Leon McGarry, P, Geo., of McGarry Geoconsulting Corp., confirm that:
•In connection with any Securities Act filings or Exchange Act report and any amendment, supplement, or exhibit thereto, McGarry Geoconsulting Corp. consents to:
oThe filing and use of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS – Definitive Feasibility Study”) in connection with the Company’s 10-K filing with an approximate filing date of February 28, 2023; and,
oThe use of the McGarry Geoconsulting name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study; and,
oThe information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into a Security Act filing.
•I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
•I am a “Qualified Person” as defined by Regulation S-K, and to the activity for which I am accepting responsibility.
•I have reviewed the Technical Report Summary to which this Consent Statement applies.
•I am a full-time employee of McGarry Geoconsulting Corp. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based, for the period ended on 27 February 2023.
•While the period ends on February 27, 2023, the Report maintains an effective date of December 31, 2021.
I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation as of the effective date of the report, December 31, 2021, relating to:
oSection 1 – Executive Summary
oSection 2 – Introduction
oSection 3 – Property Description
oSection 4 – Accessibility, Climate, Local Resources, Infrastructure, Physiography
oSection 5 – History
oSection 6 – Geological Setting, Mineralization, and Deposit
oSection 9 – Data Verification
oSection 10 – Mineral Processing and Metallurgical Testing
oSection 11 – Mineral Resource Estimates
oSection 22 – Interpretation and Conclusions
oSection 23 – Recommendations
oSection 24 – References
oSection 25 – Reliance on Information Provided by the Registrant

CONSENT

I consent to the filing of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”)

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

•The Reporting Company’s Annual Reports (10-K) for the next 12 months;
•The Reporting Company’s Quarterly Reports for the next 12 months;
•The Reporting Company’s Investor Presentations for the next 12 months;
•The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
•The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
•Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Leon McGarry	February 27, 2023
Signature of Competent Person	Date

Professional Geoscientists Ontario	2348
Professional Membership	Membership Number

/s/ Amy Davies	Amy Davies, Toronto
Signature of Witness	Print Witness Name